Exhibit 23: Consent of Certified Public Accountants

November 10, 2004

We consent to the use of our reports, dated November 10, 2004, in Form 10-Q filing of the Peoples Financial Corporation.

/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi